UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2018

Oil States International, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-16337	76-0476605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas 77002
(Address Principal Executive Offices) (Zip Code)

(713) 652-0582 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

In a press release issued on January 24, 2018, Oil States International, Inc. (the “Company”) announced that, subject to market conditions, the Company intends to offer convertible senior notes due 2023 (the “Notes”) in a private offering to eligible purchasers (the “Offering”). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In the offering memorandum for the Notes, the Company disclosed the following information:

●

The Company has received lender commitments with respect to an amendment of its revolving credit facility (the “Amended Revolving Credit Facility”), and the Company expects to enter into the Amended Revolving Credit Facility contemporaneously with the closing of the Offering. The Amended Revolving Credit Facility would mature in January 2022 and would provide up to $350 million in borrowing capacity. The Amended Revolving Credit Facility includes a minimum interest coverage ratio, a maximum net total leverage ratio and a maximum senior secured leverage ratio, each tested at the end of each fiscal quarter. The Company has not entered into definitive agreements with respect to the Amended Revolving Credit Facility, and there can be no assurance that the Company will be able to enter into the Amended Revolving Credit Facility on the expected terms or at all.

●

The Company is currently in active negotiations with respect to a potential acquisition of a business that would be complimentary to one of its existing business lines. The Company has entered into a letter of intent with the potential sellers, but has not reached agreement on definitive terms. If completed, the Company expects that the purchase price for the acquisition would be approximately $85 million, which the Company would fund with borrowings under the Amended Revolving Credit Facility. The Company can offer no assurance that it will be successful in consummating this acquisition or its timing or ultimate terms.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the Company’s ability to consummate the Offering on acceptable terms or at all; the negotiation and execution of the Amended Revolving Credit Facility; the negotiation and execution of a definitive purchase agreement for the potential acquisition; and other factors discussed in the “Business” and ”Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the subsequently filed Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 24, 2018, issued by Oil States International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

Date: January 24, 2018	By:	/s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer and Treasurer

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